MUTUAL FUND AND VARIABLE INSURANCE TRUST

AMENDED MULTIPLE CLASS PLAN

August 17, 2021

Fund	Shares Offered	Effective Date
Rational Equity Armor Fund
	Class A Shares Class C Shares Institutional Shares Class T Shares	June 23, 2006 September 26, 2013 June 23, 2006 January 20, 2017

Rational Tactical Return Fund
	Class A Shares Institutional Shares Class C Shares Class T Shares	April 30, 2007 April 30, 2007 February 26, 2016 January 20, 2017

Rational Dynamic Brands Fund
	Class A Shares Class C Shares Institutional Shares Class T Shares	June 23, 2006 September 26, 2013 June 23, 2006 January 20, 2017

Rational Strategic Allocation Fund
	Class A Shares Class C Shares Institutional Shares Class T Shares	June 15, 2009 February 26, 2016 February 26, 2016 January 20, 2017
Rational/Resolve Adaptive Allocation Fund
	Class A Shares Class C Shares Institutional Shares Class T Shares	May 26, 2016 May 26, 2016 May 26, 2016 January 20, 2017
Rational Select Asset Fund
	Class A Shares Class C Shares Institutional Shares Class T Shares	November 29, 2016 November 29, 2016 November 29, 2016 January 20, 2017

Rational Special Situations Income Fund	Class A Shares Class C Shares Institutional Shares	March 22, 2019 March 22, 2019 March 22, 2019
Rational/Pier 88 Convertible Securities Fund	Class A Shares Class C Shares Institutional Shares	June 24, 2019 June 24, 2019 June 24, 2019
Rational Inflation Growth Fund	Class A Shares Class C Shares Institutional Shares	June 18, 2021 June 18, 2021 June 18, 2021
1

WITNESS the due execution hereof this 17th day of August, 2021.

MUTUAL FUND AND VARIABLE INSURANCE TRUST

By: /s/ Jerry Szilagyi

Name: Jerry Szilagyi

Title: President

2